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Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

        South Carolina Bank and Trust, N.A. (Orangeburg, South Carolina)

        South Carolina Bank and Trust of the Piedmont, N.A. (Rock Hill, South Carolina)

        The Scottish Bank, N.A. (Charlotte, North Carolina)

        SCBT Capital Trust I

        SCBT Capital Trust II

        SCBT Capital Trust III

        TSB Statutory Trust I

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  Exhibit 21
SUBSIDIARIES OF THE REGISTRANT